Equinix Reports Third Quarter 2015 Results

- Reported revenues of $686.6 million, a 3% increase over the previous quarter and an 11% increase over the same quarter last year

- Raising 2015 annual guidance: revenues to range between $2,696.0 and $2,700.0 million, adjusted EBITDA to range between $1,267.0 and $1,271.0 million and AFFO to range between $866.0 and $870.0 million

REDWOOD CITY, Calif., Oct. 28, 2015 /PRNewswire/ -- Equinix, Inc. (Nasdaq: EQIX), a global interconnection and data center company, today reported quarterly results for the quarter ended September 30, 2015. The Company uses certain non-GAAP financial measures, which are described further below and reconciled to the most comparable GAAP financial measures after the presentation of our GAAP financial statements.

Revenues were $686.6 million for the third quarter, a 3% increase over the previous quarter and an 11% increase over the same quarter last year. Recurring revenues, consisting primarily of colocation, interconnection and managed services, were $646.7 million for the third quarter, a 3% increase over the previous quarter and a 10% increase over the same quarter last year. Non-recurring revenues were $39.9 million in the quarter. MRR churn for the third quarter was 2.0%, as compared to 1.8% from the previous quarter.

"We delivered another strong quarter as Platform Equinix and our digital ecosystems continue to drive sustainable growth," said Steve Smith, president and CEO of Equinix. "Cloud service providers are choosing Equinix to scale their infrastructure globally, and enterprises are increasingly turning to us to implement hybrid and multi-cloud as part of next-generation IT architectures. These trends are transformational for Equinix and we will continue to invest in this significant opportunity."

Cost of revenues was $325.5 million for the third quarter, a 3% increase from the previous quarter and a 7% increase from the same quarter last year. Cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation of $113.9 million for the quarter, which we refer to as cash cost of revenues, was $211.6 million for the quarter, a 3% increase over the previous quarter and an 8% increase over the same quarter last year. Gross margins for the quarter and the previous quarter were 53%, as compared to 51% for the same quarter last year. Cash gross margins, defined as gross profit before depreciation, amortization, accretion and stock-based compensation, divided by revenues, for the quarter and the previous quarter were 69%, as compared to 68% for the same quarter last year.

Selling, general and administrative expenses were $206.9 million for the third quarter, a 3% increase over the previous quarter and a 14% increase over the same quarter last year. Selling, general and administrative expenses, excluding depreciation, amortization, accretion and stock-based compensation of $53.4 million for the quarter, which we refer to as cash selling, general and administrative expenses, were $153.6 million for the quarter, a 3% increase from the previous quarter and a 10% increase over the same quarter last year.

Interest expense was $76.3 million for the third quarter, a 2% increase from the previous quarter and a 20% increase from the same quarter last year.

The Company recorded income tax expense of $11.6 million for the third quarter compared to $7.5 million for the previous quarter and $30.6 million for the same quarter last year.

Net income was $41.1 million for the third quarter. This represents a basic net income per share of $0.72 for the third quarter based on a weighted average share count of 57.1 million shares and a diluted net income per share of $0.71 for the third quarter based on a weighted average diluted share count of 57.7 million shares.

Income from operations was $140.9 million for the third quarter, a 1% increase from the previous quarter and a 4% increase over the same quarter last year. Adjusted EBITDA, as defined below, for the third quarter was $321.5 million, a 3% increase over the previous quarter and a 13% increase over the same quarter last year.

Adjusted funds from operations ("AFFO"), as defined below, were $210.4 million for the third quarter, a 5% decrease from the previous quarter and a 2% increase over the same quarter last year. This represents a basic AFFO per share attributable to the Company of $3.69 for the third quarter and a diluted AFFO per share attributable to the Company of $3.55 for the third quarter. AFFO for the third quarter includes a foreign currency exchange loss of $11.6 million attributed to hedges of our net investment exposure in connection with the Telecity Group plc acquisition.

Capital expenditures, defined as gross capital expenditures less the net change in accrued property, plant and equipment in the third quarter, were $216.0 million, as compared to capital expenditures of $221.3 million for the previous quarter and $156.0 million for the same quarter last year.

The Company generated cash from operating activities of $214.4 million for the third quarter, a 1% increase over the previous quarter and a 1% decrease over the same quarter last year. Cash used in investing activities was $107.6 million in the third quarter as compared to cash used in investing activities of $298.5 million in the previous quarter. Cash used in financing activities was $101.4 million for the third quarter as compared to cash used in financing activities of $119.6 million in the previous quarter.

As of September 30, 2015, the Company's cash, cash equivalents and investments were $339.5 million, as compared to $1,140.8 million as of December 31, 2014.

Business Outlook

For the fourth quarter of 2015, the Company expects revenues to range between $701.0 and $705.0 million, which includes a negative foreign currency impact of $4.0 million when compared to the average FX rates in Q3 2015 or a normalized and constant currency growth rate of 3% quarter over quarter. Cash gross margins are expected to approximate 69%. Cash selling, general and administrative expenses are expected to range between $153.0 and $157.0 million. Adjusted EBITDA is expected to range between $328.0 and $332.0 million, which includes a $4.0 million negative foreign currency impact when compared to the average FX rates in Q3 2015. Capital expenditures are expected to range between $242.0 and $262.0 million, which includes approximately $34.0 million of recurring capital expenditures and $208.0 to $228.0 million of non-recurring capital expenditures.

For the full year of 2015, total revenues are expected to range between $2,696.0 and $2,700.0 million, which includes a negative foreign currency impact of $13.0 million when compared to prior guidance rates, reflecting a normalized and constant currency growth rate of 16%. Total year cash gross margins are expected to approximate 69%. Cash selling, general and administrative expenses are expected to range between $601.0 and $605.0 million. Adjusted EBITDA is expected to range between $1,267.0 and $1,271.0 million, which includes $4.0 million of negative foreign currency impact when compared to prior guidance rates or a normalized and constant currency growth rate of 19%. AFFO is expected to range between $866.0 and $870.0 million or a normalized and constant currency growth rate of 24%. Capital expenditures are expected to range between $830.0 and $850.0 million, including approximately $110.0 million of recurring capital expenditures and $720.0 to $740.0 million of non-recurring capital expenditures.

The U.S. dollar exchange rates used for 2015 guidance, taking into consideration the impact of our foreign currency hedges, have been updated to $1.18 to the Euro, $1.53 to the Pound, S$1.42 to the U.S. dollar and R$3.73 to the U.S. dollar. The 2015 global revenue breakdown by currency for the Euro, Pound, Singapore Dollar and Brazilian Real is 14%, 10%, 7% and 3%, respectively.

The guidance provided above is forward-looking, but does not include the impact of the Company's cash tender offer for Bit-isle Inc., which is expected to close in Q4 2015, nor any mark-to-market gains or losses on the contracts in place that hedge the net investment exposure related to the TelecityGroup acquisition. The adjusted EBITDA guidance is based on the revenue guidance less our expectations of cash cost of revenues and cash operating expenses. The AFFO guidance is based on the adjusted EBITDA guidance less our expectations of net interest expense, an installation revenue adjustment, a straight-line rent expense adjustment, amortization of deferred financing costs, gains (losses) on debt extinguishment, an income tax expense adjustment, recurring capital expenditures and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.

Q3 Results Conference Call and Replay Information

The Company will discuss its quarterly results for the period ended September 30, 2015, along with its future outlook, in its quarterly conference call on Wednesday, October 28, 2015, at 5:30 p.m. ET (2:30 p.m. PT). A simultaneous live webcast of the call will be available on the Company's Investor Relations website at www.equinix.com/investors. To hear the conference call live, please dial 1-210-234-8004 (domestic and international) and reference the passcode EQIX.

A replay of the call will be available one hour after the call, through Friday, January 29, 2016, by dialing 1-203-369-0703 and referencing the passcode 2015. In addition, the webcast will be available at www.equinix.com/investors. No password is required for the webcast.

Investor Presentation and Supplemental Financial Information

The Company has made available on its website a presentation designed to accompany the discussion of the Company's results and future outlook, along with certain supplemental financial information and other data. Interested parties may access this information through the Company's Investor Relations website at www.equinix.com/investors.

Additional Resources

  Q3 2015 financial earnings press release (PDF)
  Q3 2015 financial tables (PDF)

About Equinix

Equinix, Inc. (Nasdaq: EQIX) connects the world's leading businesses to their customers, employees and partners inside the most interconnected data centers. In 33 markets across five continents, Equinix is where companies come together to realize new opportunities and accelerate their business, IT and cloud strategies.

Non-GAAP Financial Measures

The Company provides all information required in accordance with generally accepted accounting principles ("GAAP"), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, the Company uses non-GAAP financial measures to evaluate its operations. Legislative and regulatory requirements encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors.

In presenting non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow and adjusted free cash flow, the Company excludes certain items that it believes are not good indicators of the Company's current or future operating performance. These items are depreciation, amortization, accretion of asset retirement obligations and accrued restructuring charges, stock-based compensation, restructuring charges, impairment charges and acquisition costs. The Company excludes these items in order for its lenders, investors, and the industry analysts who review and report on the Company to better evaluate the Company's operating performance and cash spending levels relative to its industry sector and competitors.

The Company excludes depreciation expense as these charges primarily relate to the initial construction costs of its IBX centers and do not reflect our current or future cash spending levels to support our business. Its IBX centers are long-lived assets, and have an economic life greater than 10 years. The construction costs of its IBX centers do not recur and future capital expenditures remain minor relative to our initial investment. This is a trend it expects to continue. In addition, depreciation is also based on the estimated useful lives of our IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers, and are not indicative of current or expected future capital expenditures. Therefore, the Company excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, the Company also excludes amortization expense related to certain intangible assets, as it represents a cost that may not recur and is not a good indicator of the Company's current or future operating performance. The Company excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charges, as these expenses represent costs which the Company believes are not meaningful in evaluating the Company's current operations. The Company excludes stock-based compensation expense as it represents expense attributed to equity awards that have no current or future cash obligations. As such, the Company, and many investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. The Company excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to the Company's decision to exit leases for excess space adjacent to several of its IBX centers, which it did not intend to build out, or its decision to reverse such restructuring charges. The Company also excludes impairment charges related to certain long-lived assets. The impairment charges are related to expense recognized whenever events or changes in circumstances indicate that the carrying amount of long-lived assets are not recoverable. Finally, the Company excludes acquisition costs from its non-GAAP financial measures. The acquisition costs relate to costs the Company incurs in connection with business combinations. Management believes such items as restructuring charges, impairment charges and acquisition costs are non-core transactions; however, these types of costs will or may occur in future periods.

The Company also presents funds from operations ("FFO") and adjusted funds from operations ("AFFO"), which are non-GAAP financial measures commonly used in the REIT industry. FFO is calculated in accordance with the definition established by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO represents net income (loss), excluding gains (losses) from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items. AFFO represents FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, restructuring charges, impairment charges, acquisition costs, an installation revenue adjustment, a straight-line rent expense adjustment, amortization of deferred financing costs, gains (losses) on debt extinguishment, an income tax expense adjustment, recurring capital expenditures and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items. Equinix excludes depreciation expense, amortization expense, accretion, stock-based compensation, restructuring charges, impairment charges and acquisition charges for the same reasons that they are excluded from the other non-GAAP financial measures mentioned above.

The Company includes an adjustment for revenue from installation fees, since installation fees are deferred and recognized ratably over the expected life of the installation, although the fees are generally paid in a lump sum upon installation. The Company includes an adjustment for straight-line rent expense on its operating leases, since the total minimum lease payments are recognized ratably over the lease term, although the lease payments generally increase over the lease term. The adjustments for both installation revenue and straight-line rent expense are intended to isolate the cash activity included within the straight-lined or amortized results in the consolidated statement of operations. The Company excludes the amortization of deferred financing costs as these expenses relate to the initial costs incurred in connection with its debt financings that have no current or future cash obligations. The Company excludes gains (losses) on debt extinguishment since it represents a cost that may not recur and is not a good indicator of the Company's current or future operating performance. The Company includes an income tax expense adjustment, which represents changes in its income tax reserves and valuation allowances that may not recur or may not relate to the current year's operations. The Company also excludes recurring capital expenditures, which represent expenditures to extend the useful life of its IBX centers or other assets that are required to support current revenues.

The Company's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. However, the Company presented such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be its core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. The Company believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze the Company effectively.

Investors should note, however, that the non-GAAP financial measures used by the Company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. In addition, whenever the Company uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure. The Company intends to calculate the various non-GAAP financial measures in future periods consistent with how they were calculated for the periods presented within this press release.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenue from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix and IBX are registered trademarks of Equinix, Inc. International Business Exchange is a trademark of Equinix, Inc.

Schedule 1
Profit Forecast for Equinix, Inc. for the Financial Year ending December 31, 2015 and for three months ending December 31, 2015

In accordance with Rule 28.4(a) of the City Code on Takeovers and Mergers (the "Code"), the principal assumptions upon which the profit forecast is based are included in this Schedule 1 to the announcement. In accordance with Rule 28.4(c) of the Code, there is a clear distinction made between assumptions which the Directors of Equinix (or other members of Equinix's management) can influence and those which they cannot influence.

1. General

Equinix today made the following statements in its Third Quarter 2015 Financial Results Announcement:

For the fourth quarter of 2015, the Company expects adjusted EBITDA to be between $328.0 and $332.0 million, which includes a $4.0 million negative foreign currency impact when compared to the average FX rates in Q3 2015.

For the full year of 2015, adjusted EBITDA is expected to range between $1,267.0 and $1,271.0 million, which includes $4.0 million of negative foreign currency impact when compared to prior guidance rates or a normalized and constant currency growth rate of 19%. AFFO is expected to range between $866.0 and $870.0 million or a normalized and constant currency growth rate of 24%.

The above statements for the three months ending December 31, 2015 and for the financial year ending December 31, 2015 constitute profit forecasts for the purposes of the Code (the "Equinix Profit Forecast").

The U.S. dollar exchange rates used for 2015 guidance, taking into consideration the impact of our foreign currency hedges, have been updated to $1.18 to the Euro, $1.53 to the Pound, S$1.42 to the U.S. dollar and R$3.73 to the U.S. dollar. The 2015 global revenue breakdown by currency for the Euro, Pound, Singapore Dollar and Brazilian Real is 14%, 10%, 7% and 3%, respectively.

In the above statements, adjusted EBITDA is defined as income or loss from operations before depreciation, amortization, accretion, stock-based compensation, restructuring charges, impairment charges and acquisition costs. AFFO is defined as funds from operations ("FFO") excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, restructuring charges, impairment charges, acquisition costs, an installation revenue adjustment, straight-line rent expense, amortization of deferred financing costs, gains (losses) on debt extinguishment, an income tax expense adjustment, recurring capital expenditures and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items. FFO is calculated in accordance with the definition established by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO represents net income (loss), excluding gains (losses) from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.

2. Basis of preparation

The Equinix Profit Forecast has been prepared on a basis consistent with the accounting policies for Equinix which are in accordance with generally accepted accounting standards in the U.S. and those which Equinix anticipates will be applicable for the full year ending December 31, 2015.

Equinix has prepared the Equinix Profit Forecast based on unaudited interim financial results for the three months ended September 30, 2015 and a forecast to December 31, 2015.

3. Assumptions

Equinix has prepared the Equinix Profit Forecast on the basis of the following assumptions:

Factors outside the influence or control of Equinix and its Directors

  There will be no material change in legislation or regulatory requirements impacting on Equinix's operations or its accounting policies during the year ending December 31, 2015.
  There will be no material change in the current trading environment and economic conditions.
  There will be no material change in the Euro, British Pound, Singapore Dollar and Brazilian Real exchange rates assumed above.
  Inflation and tax rates in Equinix's principal markets will remain materially unchanged from the prevailing rates.
  Equinix will maintain its REIT status throughout 2015.
  There will be no material adverse events that will have a significant impact on Equinix's financial performance.

Factors within the influence or control of Equinix and its Directors

  The Equinix Profit Forecast excludes any material acquisitions or disposals in the year ended December 31, 2015, including the cash tender offer for Bit-isle. expected to close in Q4 2015.
  The Equinix Profit Forecast excludes any mark-to-market gains or losses on the contracts in place that hedge a portion of the purchase price of the TelecityGroup acquisition.
  There will be no material change in the present management or control of Equinix or its existing operational strategy.

4. Directors' confirmation

The Directors of Equinix have considered the Equinix Profit Forecast and confirm that it is valid as at the date of this document and has been properly compiled on the basis of the assumptions set out above and that the basis of the accounting used is consistent with Equinix's accounting policies.

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014

Recurring revenues	$ 646,721	$ 626,691	$ 588,437	$ 1,883,069	$ 1,712,298
Non-recurring revenues	39,928	38,891	32,004	112,336	93,357
Revenues	686,649	665,582	620,441	1,995,405	1,805,655

Cost of revenues	325,468	315,757	304,052	939,538	884,436
Gross profit	361,181	349,825	316,389	1,055,867	921,219

Operating expenses:
Sales and marketing	83,709	81,248	72,185	243,573	214,867
General and administrative	123,237	119,578	109,354	356,455	324,332
Acquisition costs	13,352	9,866	(281)	24,374	580
Total operating expenses	220,298	210,692	181,258	624,402	539,779

Income from operations	140,883	139,133	135,131	431,465	381,440

Interest and other income (expense):
Interest income	934	921	356	2,375	2,534
Interest expense	(76,269)	(74,496)	(63,756)	(219,556)	(199,450)
Loss on debt extinguishment	-	-	-	-	(51,183)
Other income (expense)	(12,836)	1,386	1,811	(11,964)	3,170
Total interest and other, net	(88,171)	(72,189)	(61,589)	(229,145)	(244,929)

Income before income taxes	52,712	66,944	73,542	202,320	136,511

Income tax expense	(11,580)	(7,485)	(30,581)	(25,277)	(42,134)

Net income	41,132	59,459	42,961	177,043	94,377

Net (income) loss attributable to redeemable non-controlling interests	-	-	(120)	-	1,179

Net income attributable to Equinix	$ 41,132	$ 59,459	$ 42,841	$ 177,043	$ 95,556

Net income per share attributable to Equinix:

Basic net income per share (1)	$ 0.72	$ 1.04	$ 0.81	$ 3.11	$ 1.86

Diluted net income per share (1)	$ 0.71	$ 1.03	$ 0.79	$ 3.08	$ 1.84

Shares used in computing basic net income per share	57,082	56,935	53,137	56,894	51,369

Shares used in computing diluted net income per share	57,708	57,499	55,238	57,521	54,502

(1)	The net income attributable to Equinix used in the computation of basic and diluted net income (loss) per share attributed to Equinix is presented below:

Net income	$ 41,132	$ 59,459	$ 42,961	$ 177,043	$ 94,377
Net (income) loss attributable to non-controlling interests	-	-	(120)	-	1,179
Net income attributable to Equinix, basic	41,132	59,459	42,841	177,043	95,556
Interest on convertible debt	-	-	885	-	4,862
Net income attributable to Equinix, diluted	$ 41,132	$ 59,459	$ 43,726	$ 177,043	$ 100,418

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014

Net income	$ 41,132	$ 59,459	$ 42,961	$ 177,043	$ 94,377

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment ("CTA") gain (loss)	(72,677)	69,443	(144,994)	(149,546)	(106,943)
Unrealized gain (loss) on available-for-sale securities	(21)	17	(862)	99	(97)
Unrealized gain (loss) on cash flow hedges	3,309	(14,290)	4,194	(425)	4,448
Net investment hedge CTA gain (loss)	4,426	(10,389)	-	(5,963)	-
Defined benefit plans	124	83	-	266	-
Other comprehensive income (loss), net of tax:	(64,839)	44,864	(141,662)	(155,569)	(102,592)

Comprehensive income (loss), net of tax	(23,707)	104,323	(98,701)	21,474	(8,215)

Net (income) loss attributable to redeemable non-controlling interests	-	-	(120)	-	1,179
Other comprehensive (income) loss attributable to redeemable non-controlling interests	-	-	1,007	-	(1,810)

Comprehensive income (loss) attributable to Equinix, net of tax	$ (23,707)	$ 104,323	$ (97,814)	$ 21,474	$ (8,846)

EQUINIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

Assets	September 30,	December 31,
	2015	2014

Cash and cash equivalents	$ 335,469	$ 610,917
Short-term investments	-	529,395
Accounts receivable, net	293,125	262,570
Current portion of restricted cash	493,425	3,057
Other current assets	120,004	85,004
Total current assets	1,242,023	1,490,943
Long-term investments	4,077	439
Property, plant and equipment, net	5,218,595	4,998,270
Goodwill	983,530	1,002,129
Intangible assets, net	123,454	147,527
Restricted cash, less current portion	10,464	14,060
Other assets	123,523	128,610
Total assets	$ 7,705,666	$ 7,781,978

Liabilities and Stockholders' Equity

Accounts payable and accrued expenses	$ 340,366	$ 285,796
Accrued property and equipment	131,607	114,469
Current portion of capital lease and other financing obligations	26,775	21,362
Current portion of mortgage and loans payable	55,024	59,466
Current portion of convertible debt	151,535	-
Dividends payable	640,063	4,559
Other current liabilities	118,744	158,105
Total current liabilities	1,464,114	643,757
Capital lease and other financing obligations, less current portion	1,198,581	1,168,042
Mortgage and loans payable, less current portion	484,049	532,809
Senior notes	2,720,448	2,717,046
Convertible debt, less current portion	-	145,229
Other liabilities	349,821	304,964
Total liabilities	6,217,013	5,511,847

Common stock	57	57
Additional paid-in capital	3,467,143	3,334,305
Treasury stock	(9,913)	(11,411)
Accumulated dividends	(1,361,675)	(424,387)
Accumulated other comprehensive loss	(488,012)	(332,443)
Accumulated deficit	(118,947)	(295,990)
Total stockholders' equity	1,488,653	2,270,131
Total liabilities and stockholders' equity	$ 7,705,666	$ 7,781,978

Ending headcount by geographic region is as follows:

Americas headcount	2,286	2,122
EMEA headcount	1,147	1,023
Asia-Pacific headcount	804	721
Total headcount	4,237	3,866

EQUINIX, INC.
SUMMARY OF DEBT PRINCIPAL OUTSTANDING
(in thousands)
(unaudited)

	September 30,	December 31,
	2015	2014

Capital lease and other financing obligations	$ 1,225,356	$ 1,189,404

Term loan, net of debt discount and debt issuance costs	473,223	497,044
ALOG financings, net of debt issuance costs	32,283	56,342
Mortgage payable and other loans payable, net of premium	33,567	38,889
Plus: debt discount, debt issuance costs and premium, net	829	1,196
Total mortgage and loans payable principal	539,902	593,471

Senior notes, net of debt issuance costs	2,720,448	2,717,046
Plus: debt issuance costs	29,552	32,954
Total senior notes principal	2,750,000	2,750,000

Convertible debt, net of debt discount and debt issuance costs	151,535	145,229
Plus: debt discount and debt issuance costs	6,350	12,656
Total convertible debt principal	157,885	157,885

Total debt principal outstanding	$ 4,673,143	$ 4,690,760

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014

Cash flows from operating activities:
Net income	$ 41,132	$ 59,459	$ 42,961	$ 177,043	$ 94,377
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation, amortization and accretion	133,268	128,270	121,349	384,068	351,033
Stock-based compensation	33,969	33,993	27,662	98,575	86,473
Debt issuance costs and debt discount	3,972	3,811	3,714	11,557	14,840
Loss on debt extinguishment	-	-	-	-	51,183
Excess tax benefits from employee equity awards	(732)	(223)	(5,825)	(1,663)	(17,457)
Other reconciling items	4,321	5,169	5,957	14,359	18,704
Changes in operating assets and liabilities:
Accounts receivable	(220)	(10,991)	(50,889)	(42,002)	(104,394)
Income taxes, net	(18,376)	(53,592)	23,340	(84,523)	(69,173)
Accounts payable and accrued expenses	25,926	19,600	34,778	75,219	27,110
Other assets and liabilities	(8,858)	26,967	13,394	27,042	34,427
Net cash provided by operating activities	214,402	212,463	216,441	659,675	487,123
Cash flows from investing activities:
Purchases, sales and maturities of investments, net	94,217	433,966	148,789	523,477	621,180
Business acquisitions, net of cash acquired	-	-	-	(10,247)	-
Purchases of real estate	-	-	-	(38,282)	(16,791)
Purchases of other property, plant and equipment	(216,046)	(221,342)	(156,003)	(587,508)	(421,726)
Other investing activities	14,274	(511,166)	898	(493,371)	1,409
Net cash provided by (used in) investing activities	(107,555)	(298,542)	(6,316)	(605,931)	184,072
Cash flows from financing activities:
Purchases of treasury stock	-	-	(42,575)	-	(297,958)
Proceeds from employee equity awards	13,290	181	12,362	29,855	28,183
Purchase of redeemable non-controlling interests	-	-	(226,276)	-	(226,276)
Payment of dividend distributions	(98,041)	(96,349)	-	(291,009)	-
Proceeds from loans payable	-	490,000	8,698	490,000	8,826
Repayment of capital lease and other financing obligations	(6,576)	(8,342)	(3,857)	(20,213)	(13,140)
Repayment of mortgage and loans payable	(10,818)	(505,268)	(10,416)	(529,447)	(37,510)
Repayment of convertible debt	-	-	-	-	(29,479)
Debt extinguishment costs	-	-	-	-	(22,552)
Excess tax benefits from employee equity awards	732	223	5,825	1,663	17,457
Other financing activities	-	(7)	-	(617)	-
Net cash used in financing activities	(101,413)	(119,562)	(256,239)	(319,768)	(572,449)
Effect of foreign currency exchange rates on cash and cash equivalents	(6,098)	5,065	(8,039)	(9,424)	(6,459)
Net increase (decrease) in cash and cash equivalents	(664)	(200,576)	(54,153)	(275,448)	92,287
Cash and cash equivalents at beginning of period	336,133	536,709	408,334	610,917	261,894
Cash and cash equivalents at end of period	$ 335,469	$ 336,133	$ 354,181	$ 335,469	$ 354,181

Supplemental cash flow information:
Cash paid for taxes	$ 28,333	$ 60,266	$ 5,506	$ 103,137	$ 110,790
Cash paid for interest	$ 68,568	$ 71,823	$ 45,833	$ 164,367	$ 167,735

Free cash flow (1)	$ 12,630	$ (520,045)	$ 61,336	$ (469,733)	$ 50,015

Adjusted free cash flow (2)	$ 34,035	$ (474,162)	$ 74,812	$ (352,462)	$ 190,306

(1)

We define free cash flow as net cash provided by operating activities plus net cash provided by (used in) investing activities (excluding the net purchases, sales and maturities of investments) as presented below:

Net cash provided by operating activities as presented above	$ 214,402	$ 212,463	$ 216,441	$ 659,675	$ 487,123
Net cash provided by (used in) investing activities as presented above	(107,555)	(298,542)	(6,316)	(605,931)	184,072
Purchases, sales and maturities of investments, net	(94,217)	(433,966)	(148,789)	(523,477)	(621,180)
Free cash flow (negative free cash flow)	$ 12,630	$ (520,045)	$ 61,336	$ (469,733)	$ 50,015

(2)

We define adjusted free cash flow as free cash flow (as defined above) excluding any purchases of real estate, acquisitions, any excess tax benefits from employee equity awards, cash paid for taxes associated with reclassifying our assets for tax purposes triggered by our conversion into a real estate investment trust ("REIT") and costs related to the REIT conversion, as presented below:

Free cash flow (as defined above)	$ 12,630	$ (520,045)	$ 61,336	$ (469,733)	$ 50,015
Less business acquisitions, net of cash	-	-	-	10,247	-
Less purchases of real estate	-	-	-	38,282	16,791
Less excess tax benefits from employee equity awards	732	223	5,825	1,663	17,457
Less cash paid for taxes resulting from the REIT conversion	20,033	45,113	978	65,146	80,678
Less costs related to the REIT conversion	640	547	6,673	1,933	25,365
Adjusted free cash flow	$ 34,035	$ (474,162)	$ 74,812	$ (352,462)	$ 190,306

We categorize our cash paid for taxes into cash paid for taxes resulting from the REIT conversion (as defined above) and other cash taxes paid.

Cash paid for taxes resulting from the REIT conversion	$ 20,033	$ 45,113	$ 978	$ 65,146	$ 80,678
Other cash taxes paid	8,300	15,153	4,528	37,991	30,112
Total cash paid for taxes	$ 28,333	$ 60,266	$ 5,506	$ 103,137	$ 110,790

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP PRESENTATION
(in thousands)
(unaudited)

		Three Months Ended			Nine Months Ended
		September 30,	June 30,	September 30,	September 30,	September 30,
		2015	2015	2014	2015	2014

Recurring revenues		$ 646,721	$ 626,691	$ 588,437	$ 1,883,069	$ 1,712,298
Non-recurring revenues		39,928	38,891	32,004	112,336	93,357
	Revenues (1)	686,649	665,582	620,441	1,995,405	1,805,655

Cash cost of revenues (2)		211,617	204,736	196,458	608,483	571,607
	Cash gross profit (3)	475,032	460,846	423,983	1,386,922	1,234,048

Cash operating expenses (4):
	Cash sales and marketing expenses (5)	68,323	65,058	58,434	197,201	173,018
	Cash general and administrative expenses (6)	85,237	84,526	81,688	251,239	241,504
	Total cash operating expenses (7)	153,560	149,584	140,122	448,440	414,522

Adjusted EBITDA (8)		$ 321,472	$ 311,262	$ 283,861	$ 938,482	$ 819,526

Cash gross margins (9)		69%	69%	68%	70%	68%

Adjusted EBITDA margins (10)		47%	47%	46%	47%	45%

Adjusted EBITDA flow-through rate (11)		48%	25%	56%	65%	35%

FFO (12)		$ 151,197	$ 167,368	$ 146,059	$ 497,755	$ 394,604

AFFO (13)		$ 210,361	$ 221,388	$ 206,832	$ 653,505	$ 567,173

Basic FFO per share (14)		$ 2.65	$ 2.94	$ 2.75	$ 8.75	$ 7.68

Diluted FFO per share (14)		$ 2.59	$ 2.87	$ 2.61	$ 8.53	$ 7.12

Basic AFFO per share (15)		$ 3.69	$ 3.89	$ 3.89	$ 11.49	$ 11.04

Diluted AFFO per share (15)		$ 3.55	$ 3.75	$ 3.64	$ 11.06	$ 9.96

(1)	The geographic split of our revenues on a services basis is presented below:

	Americas Revenues:

	Colocation	$ 268,156	$ 262,934	$ 244,979	$ 789,022	$ 724,466
	Interconnection	79,902	77,102	69,512	232,090	200,265
	Managed infrastructure	11,788	12,837	15,214	37,920	43,211
	Rental	841	732	978	2,314	2,873
	Recurring revenues	360,687	353,605	330,683	1,061,346	970,815
	Non-recurring revenues	21,943	17,842	16,729	56,700	48,886
	Revenues	382,630	371,447	347,412	1,118,046	1,019,701

	EMEA Revenues:

	Colocation	143,721	139,482	130,873	415,938	380,181
	Interconnection	15,227	13,440	13,163	41,715	36,858
	Managed infrastructure	5,875	5,919	7,179	17,577	21,478
	Rental	1,333	1,222	1,588	4,413	5,036
	Recurring revenues	166,156	160,063	152,803	479,643	443,553
	Non-recurring revenues	11,407	13,904	8,777	36,510	26,619
	Revenues	177,563	173,967	161,580	516,153	470,172

	Asia-Pacific Revenues:

	Colocation	99,775	94,194	86,614	284,847	245,102
	Interconnection	15,439	14,119	12,973	43,082	36,520
	Managed infrastructure	4,664	4,710	5,364	14,151	16,308
	Recurring revenues	119,878	113,023	104,951	342,080	297,930
	Non-recurring revenues	6,578	7,145	6,498	19,126	17,852
	Revenues	126,456	120,168	111,449	361,206	315,782

	Worldwide Revenues:

	Colocation	511,652	496,610	462,466	1,489,807	1,349,749
	Interconnection	110,568	104,661	95,648	316,887	273,643
	Managed infrastructure	22,327	23,466	27,757	69,648	80,997
	Rental	2,174	1,954	2,566	6,727	7,909
	Recurring revenues	646,721	626,691	588,437	1,883,069	1,712,298
	Non-recurring revenues	39,928	38,891	32,004	112,336	93,357
	Revenues	$ 686,649	$ 665,582	$ 620,441	$ 1,995,405	$ 1,805,655

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

	Cost of revenues	$ 325,468	$ 315,757	$ 304,052	$ 939,538	$ 884,436
	Depreciation, amortization and accretion expense	(111,337)	(108,470)	(105,449)	(323,684)	(306,586)
	Stock-based compensation expense	(2,514)	(2,551)	(2,145)	(7,371)	(6,243)
	Cash cost of revenues	$ 211,617	$ 204,736	$ 196,458	$ 608,483	$ 571,607

	The geographic split of our cash cost of revenues is presented below:

	Americas cash cost of revenues	$ 105,864	$ 102,249	$ 97,775	$ 303,275	$ 283,496
	EMEA cash cost of revenues	64,443	62,431	59,593	185,368	176,436
	Asia-Pacific cash cost of revenues	41,310	40,056	39,090	119,840	111,675
	Cash cost of revenues	$ 211,617	$ 204,736	$ 196,458	$ 608,483	$ 571,607

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)

We define cash operating expenses as operating expenses less depreciation, amortization, stock-based compensation and acquisition costs. We also refer to cash operating expenses as cash selling, general and administrative expenses or "cash SG&A".

(5)	We define cash sales and marketing expenses as sales and marketing expenses less depreciation, amortization and stock-based compensation as presented below:

	Sales and marketing expenses	$ 83,709	$ 81,248	$ 72,185	$ 243,573	$ 214,867
	Depreciation and amortization expense	(6,213)	(6,268)	(6,495)	(18,566)	(19,650)
	Stock-based compensation expense	(9,173)	(9,922)	(7,256)	(27,806)	(22,199)
	Cash sales and marketing expenses	$ 68,323	$ 65,058	$ 58,434	$ 197,201	$ 173,018

(6)	We define cash general and administrative expenses as general and administrative expenses less depreciation, amortization and stock-based compensation as presented below:

	General and administrative expenses	$ 123,237	$ 119,578	$ 109,354	$ 356,455	$ 324,332
	Depreciation and amortization expense	(15,718)	(13,532)	(9,405)	(41,818)	(24,797)
	Stock-based compensation expense	(22,282)	(21,520)	(18,261)	(63,398)	(58,031)
	Cash general and administrative expenses	$ 85,237	$ 84,526	$ 81,688	$ 251,239	$ 241,504

(7)	Our cash operating expenses, or cash SG&A, as defined above, is presented below:

	Cash sales and marketing expenses	$ 68,323	$ 65,058	$ 58,434	$ 197,201	$ 173,018
	Cash general and administrative expenses	85,237	84,526	81,688	251,239	241,504
	Cash SG&A	$ 153,560	$ 149,584	$ 140,122	$ 448,440	$ 414,522

	The geographic split of our cash operating expenses, or cash SG&A, is presented below:

	Americas cash SG&A	$ 102,596	$ 98,312	$ 89,562	$ 296,981	$ 268,442
	EMEA cash SG&A	31,717	32,003	32,201	93,818	95,394
	Asia-Pacific cash SG&A	19,247	19,269	18,359	57,641	50,686
	Cash SG&A	$ 153,560	$ 149,584	$ 140,122	$ 448,440	$ 414,522

(8)	We define adjusted EBITDA as income from operations plus depreciation, amortization, accretion, stock-based compensation expense and acquisition costs as presented below:

	Income from operations	$ 140,883	$ 139,133	$ 135,131	$ 431,465	$ 381,440
	Depreciation, amortization and accretion expense	133,268	128,270	121,349	384,068	351,033
	Stock-based compensation expense	33,969	33,993	27,662	98,575	86,473
	Acquisition costs	13,352	9,866	(281)	24,374	580
	Adjusted EBITDA	$ 321,472	$ 311,262	$ 283,861	$ 938,482	$ 819,526

	The geographic split of our adjusted EBITDA is presented below:

	Americas income from operations	$ 81,914	$ 77,653	$ 72,614	$ 241,033	$ 212,088
	Americas depreciation, amortization and accretion expense	70,118	68,692	66,594	205,621	188,008
	Americas stock-based compensation expense	25,810	25,883	21,148	75,184	67,118
	Americas acquisition costs	(3,672)	(1,342)	(281)	(4,048)	549
	Americas adjusted EBITDA	174,170	170,886	160,075	517,790	467,763

	EMEA income from operations	29,865	36,110	38,848	111,516	102,818
	EMEA depreciation, amortization and accretion expense	33,055	27,826	27,650	87,574	85,453
	EMEA stock-based compensation expense	4,338	4,397	3,288	12,342	9,990
	EMEA acquisition costs	14,145	11,200	-	25,535	81
	EMEA adjusted EBITDA	81,403	79,533	69,786	236,967	198,342

	Asia-Pacific income from operations	29,104	25,370	23,669	78,916	66,534
	Asia-Pacific depreciation, amortization and accretion expense	30,095	31,752	27,105	90,873	77,572
	Asia-Pacific stock-based compensation expense	3,821	3,713	3,226	11,049	9,365
	Asia-Pacific acquisition costs	2,879	8	-	2,887	(50)
	Asia-Pacific adjusted EBITDA	65,899	60,843	54,000	183,725	153,421

	Adjusted EBITDA	$ 321,472	$ 311,262	$ 283,861	$ 938,482	$ 819,526

(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	Americas cash gross margins	72%	72%	72%	73%	72%

	EMEA cash gross margins	64%	64%	63%	64%	62%

	Asia-Pacific cash gross margins	67%	67%	65%	67%	65%

(10)	We define adjusted EBITDA margins as adjusted EBITDA divided by revenues.

	Americas adjusted EBITDA margins	46%	46%	46%	46%	46%

	EMEA adjusted EBITDA margins	46%	46%	43%	46%	42%

	Asia-Pacific adjusted EBITDA margins	52%	51%	48%	51%	49%

(11)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental revenue growth as follows:

	Adjusted EBITDA - current period	$ 321,472	$ 311,262	$ 283,861	$ 938,482	$ 819,526
	Less adjusted EBITDA - prior period	(311,262)	(305,748)	(275,277)	(853,503)	(760,010)
	Adjusted EBITDA growth	$ 10,210	$ 5,514	$ 8,584	$ 84,979	$ 59,516

	Revenues - current period	$ 686,649	$ 665,582	$ 620,441	$ 1,995,405	$ 1,805,655
	Less revenues - prior period	(665,582)	(643,174)	(605,161)	(1,863,723)	(1,636,632)
	Revenue growth	$ 21,067	$ 22,408	$ 15,280	$ 131,682	$ 169,023

	Adjusted EBITDA flow-through rate	48%	25%	56%	65%	35%

(12)

FFO is defined as net income (loss), excluding gains (losses) from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.

	Net income	$ 41,132	$ 59,459	$ 42,961	$ 177,043	$ 94,377
	Net (income) loss attributable to redeemable non-controlling interests	-	-	(120)	-	1,179
	Net income attributable to Equinix	41,132	59,459	42,841	177,043	95,556
	Adjustments:
	Real estate depreciation and amortization	109,856	107,321	103,781	319,825	304,020
	Gain/loss on disposition of real estate property	182	559	31	803	247
	Adjustments for FFO from unconsolidated joint ventures	27	29	28	84	84
	Non-controlling interests' share of above adjustments	-	-	(622)	-	(5,303)
	FFO	$ 151,197	$ 167,368	$ 146,059	$ 497,755	$ 394,604

(13)

AFFO is defined as FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, restructuring charges, impairment charges, acquisition costs, an installation revenue adjustment, a straight-line rent expense adjustment, amortization of deferred financing costs, gains (losses) on debt extinguishment, an income tax expense adjustment, recurring capital expenditures and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items.

	FFO	$ 151,197	$ 167,368	$ 146,059	$ 497,755	$ 394,604
	Adjustments:
	Installation revenue adjustment	8,527	12,474	6,079	29,655	18,496
	Straight-line rent expense adjustment	1,251	2,017	3,353	6,469	9,713
	Amortization of deferred financing costs	3,934	3,848	3,794	11,640	15,076
	Stock-based compensation expense	33,969	33,993	27,662	98,575	86,473
	Non-real estate depreciation expense	15,946	13,605	9,397	42,244	24,754
	Amortization expense	6,601	6,450	6,844	19,346	20,953
	Accretion expense	865	894	1,327	2,653	1,306
	Recurring capital expenditures	(25,910)	(27,330)	(19,775)	(75,613)	(72,242)
	Loss on debt extinguishment	-	-	-	-	51,183
	Acquisition costs	13,352	9,866	(281)	24,374	580
	Income tax expense adjustment	643	(1,784)	22,240	(3,549)	19,469
	Adjustments for AFFO from unconsolidated joint ventures	(14)	(13)	(18)	(44)	(58)
	Non-controlling interests share of above adjustments	-	-	151	-	(3,134)
	AFFO	$ 210,361	$ 221,388	$ 206,832	$ 653,505	$ 567,173

(14)	The FFO used in the computation of basic and diluted FFO per share attributable to Equinix is presented below:

	FFO, basic	$ 151,197	$ 167,368	$ 146,059	$ 497,755	$ 394,604
	Interest on convertible debt	3,279	3,383	2,988	9,437	15,288
	FFO, diluted	$ 154,476	$ 170,751	$ 149,047	$ 507,192	$ 409,892

	The shares used in the computation of basic and diluted FFO per share attributable to Equinix is presented below:

	Shares used in computing basic net income per share and FFO per share	57,082	56,935	53,137	56,894	51,369
	Effect of dilutive securities:
	Convertible debt	1,970	1,958	3,494	1,956	5,715
	Employee equity awards	626	563	480	627	460
	Shares used in computing diluted FFO per share	59,678	59,456	57,111	59,477	57,544

(15)	The AFFO used in the computation of basic and diluted AFFO per share attributable to Equinix is presented below:

	AFFO, basic	$ 210,361	$ 221,388	$ 206,832	$ 653,505	$ 567,173
	Interest on convertible debt	1,390	1,557	1,208	4,244	6,003
	AFFO, diluted	$ 211,751	$ 222,945	$ 208,040	$ 657,749	$ 573,176

	The shares used in the computation of basic and diluted AFFO per share attributable to Equinix is presented below:

	Shares used in computing basic net income per share and AFFO per share	57,082	56,935	53,137	56,894	51,369
	Effect of dilutive securities:
	Convertible debt	1,970	1,958	3,494	1,956	5,715
	Employee equity awards	626	563	480	627	460
	Shares used in computing diluted AFFO per share	59,678	59,456	57,111	59,477	57,544

CONTACT: Equinix Investor Relations Contacts: Katrina Rymill, Equinix, Inc., (650) 598-6583, krymill@equinix.com, OR Paul Thomas, Equinix, Inc., (650) 598-6442, pthomas@equinix.com, OR Equinix Media Contacts: Liam Rose, Equinix, Inc., (650) 598-6590, lrose@equinix.com